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                                                                   Exhibit 23.1





                        CONSENT OF PRICEWATERHOUSECOOPERS LLP



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of Ecolab Inc., which is incorporated by reference in Ecolab Inc.'s 1998 Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 22, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Incorporation of Documents by Reference."



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP




Minneapolis, Minnesota
May  27, 1999